UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) March 31, 2010

GE Capital Credit Card Master Note Trust

RFS Holding, L.L.C.

GE Money Bank

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor
as Specified in their respective Charters)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-107495, 333-130030, 333-144945 333-107495-02, 333-130030-01, 333-144945-01	57-1173164 (RFS Holding, L.L.C.) 20-0268039 (GE Capital Credit Card Master Note Trust)
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

c/o General Electric Capital Corporation 901 Main Avenue Norwalk, CT	06851
(Address of Principal Executive Offices)	(Zip Code)

(203) 585-6669

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into Material Definitive Agreements.

Issuance of Series 2010-1 Notes

On March 31, 2010, GE Capital Credit Card Master Note Trust (the “Trust”) issued $500,000,000 of Series 2010-1 Class A Asset Backed Notes (the “Class A Notes”), $80,000,000 of Series 2010-1 Class B Asset Backed Notes (the “Class B Notes”) and $55,000,000 of Series 2010-1 Class C Asset Backed Notes (the “Class C Notes”), described in a Prospectus Supplement dated March 29, 2010 to a Prospectus dated March 26, 2010.

Use of Proceeds — Series 2010-1 Notes

The public offering of the Class A Notes was made under the registration statement (the “Registration Statement”) on Form S-3 (File No. 333-144945) filed with the Securities and Exchange Commission on July 27, 2007 (as amended by pre-effective amendment no. 1 on August 24, 2007) and declared effective on September 5, 2007.

The public offering of the Class A Notes terminated on March 31, 2010 upon the sale of all of the Class A Notes. An affiliate of the depositor purchased all of the Class B Notes and the Class C Notes.  No underwriting discount was paid to the underwriter with respect to the Class B Notes and the Class C Notes purchased by such affiliate.  The underwriter of the Class A Notes was Credit Suisse Securities (USA) LLC. The Trust paid TD Securities (USA) LLC a structuring agent fee in an amount of $500,000 with respect to the offering.

During the period from the effective date of the Registration Statement through the current reporting period, the amount of expenses incurred in connection with the issuance and distribution of the Class A Notes with respect to underwriting commissions and discounts was $1,000,000 for the Class A Notes.  After deducting the underwriting commissions and discounts described in the preceding sentence, the net offering proceeds to the Issuer before expenses for the Class A Notes are $498,919,900. Other expenses, including legal fees and other costs and expenses, are reasonably estimated to be $1,300,000 and net proceeds to the Issuer, after deduction of expenses, including the structuring agent fee, are reasonably estimated to be $497,119,900. With respect to the payment of these other expenses and costs, all direct or indirect payments were made to persons other than persons who are (a) directors or officers of the Issuer, or (b) owners of 10 percent or more of any class of securities of the Issuer.

The net proceeds to RFS Holding, L.L.C., after deducting the underwriting commissions and discounts, and expenses above, were used to purchase credit card receivables from GE Money Bank (“Money Bank”), an affiliate of RFS Holding, L.L.C., and to repay intercompany indebtedness owed by RFS Holding, L.L.C. to RFS Holding, Inc., another affiliate, which indebtedness was incurred primarily to finance prior purchases of credit card receivables from Money Bank. Except as provided in the previous sentence, none of the proceeds were used for payments to (a) any directors or officers of the Issuer or (b) owners of 10 percent or more of any class of securities of the Issuer.

Amendment to Transfer Agreement

On March 31, 2010, the Trust and RFS Holding, L.L.C. entered into the Ninth Amendment to Transfer Agreement, a copy of which is filed with this Form 8-K as Exhibit 4.2, pursuant to which the Trust and RFS Holding, L.L.C. amended certain provisions of the Transfer Agreement, dated as of September 25, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, the Second Amendment to Transfer Agreement, dated as of June 17, 2004, the Third Amendment to Transfer Agreement, dated as of November 21, 2004, the Fourth Amendment to Transfer Agreement, dated as of August 31, 2006, the Fifth Amendment to Transfer Agreement, dated as of December 21, 2006, the Sixth Amendment to Transfer Agreement, dated as of May 21, 2008, and the Reassignment of Receivables in Removed Accounts, the Seventh Amendment to Transfer Agreement, dated as of December 29, 2008, and the Eighth Amendment to Transfer Agreement, dated as of February 26, 2009, between the Trust and RFS Holding, L.L.C.

Item 9.01.              Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.

Exhibit No.	Document Description

4.1	Series 2010-1 Indenture Supplement, dated as of March 31, 2010, between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas, as indenture trustee

4.2	Ninth Amendment to Transfer Agreement, dated as of March 31, 2010, between GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 31, 2010	RFS Holding, L.L.C., as depositor

	By:	/s/ David Schulz
	Name:	David Schulz
	Title:	Vice President